EXHIBIT 31.2

                                  CERTIFICATION

I, Sandra Batt, Chief Financial Officer, certify that:

         1. I have reviewed this quarterly report on Form 10-QSB/A of Hydrogen Engine Center, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

         4. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

              a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

              b.  Any fraud,  whether or not material,  that involves management
                  or  ther  employees  who  have  a  significant   role  in  the
                  registrant's internal control over financial reporting.

 August 25, 2006                            /s/ Sandra Batt
                                            ------------------------------------
                                            Sandra Batt
                                            Chief Financial Officer